CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES
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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 2, 2007

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)



           Delaware                     0-15658              47-0210602
        (State or other            (Commission File         (IRS employer
jurisdiction of incorporation)          Number)          Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                             80021
Address of principal executive offices)                           (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events

On May 2, 2007, Level 3 Communications, Inc. (the "Company") consented to permitting Southeastern Asset Management, Inc. ("Southeastern") to purchase, from time to time, on behalf of its institutional advisory clients, additional shares of the Company's common stock in one or more transactions not involving the issuance of securities by the Company, so long as, after giving effect to such purchase, Southeastern would beneficially own no more than 381,869,219 shares of the Company's common stock (which would represent approximately 24.97% of the Company's outstanding common stock based on the number of shares of the Company's common stock outstanding as of May 1, 2007).

In connection with the purchase by Southeastern of the Company's 10% Convertible Senior Notes due 2011 in April 2005, Southeastern agreed, for a five year period, not to, without the prior written consent of the majority of the entire Board of Directors of the Company, alone or in concert with others, acquire any securities of the Company except pursuant to the conversion of convertible debt of the Company held by Southeastern at such time. This limitation on purchases is set forth in that certain Securities Purchase Agreement, dated as of February 18, 2005, by and among the Company and the Investors named on Exhibit A thereto, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 24, 2005 (the "Securities Purchase Agreement"). In August 2006, the Company previously granted a waiver of the standstill provisions contained in the Securities Purchase Agreement that was granted by the Company, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated August 7, 2006. Primarily as a result of various issuances of securities by the Company since April 2005, Southeastern's beneficial ownership of the Company's common stock, as of May 1, 2007, was approximately 20.85%. At the request of Southeastern, the Board of Directors of the Company consented to permitting Southeastern to purchase additional shares of the Company's common stock subject to the limitations described above. If Southeastern were to purchase the maximum number of shares permitted by the consent, Southeastern would beneficially own approximately 24.97% of the Company's outstanding common stock (based on the number of shares of the Company's common stock outstanding as of May 1, 2007). This percentage beneficial ownership would be consistent with the percentage beneficial ownership for Southeastern that was contemplated by the waiver of the standstill provisions contained in the Securities Purchase Agreement that was granted by the Company in August 2006.

A copy of the consent is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.


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Item 9.01.  Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

                  None

          (b)  Pro Forma Financial Information

                  None

          (c)  Shell Company Transactions

                  None

          (d)  Exhibits

          10.1 Consent, dated as of May 2, 2007, by Level 3 Communications, Inc. relating to that certain Securities Purchase Agreement,
               dated  as  of   February   18,   2005,   by  and  among  Level  3
               Communications, Inc. and the Investors named on Exhibit A thereto.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     Level 3 Communications, Inc.

                                     By:     /s/ Neil J. Eckstein
                                         Neil J. Eckstein, Senior Vice President

Date:  May 2, 2007